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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           _________________________


                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                           _________________________


                                 EPITOPE, INC.
            (Exact name of registrant as specified in its charter)


                                    Oregon
                   (State of incorporation or organization)

                                  93-0779127
                     (I.R.S. Employer Identification No.)


      8505 S.W. Creekside Place
          Beaverton, Oregon                                97008
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

                None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:


                      Agritope Common Stock, no par value
                               (Title of Class)



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Item 1.     Description of Registrant's Securities to be Registered.

            The description of the Agritope Common Stock, no par value ("Agritope Stock"), of Epitope, Inc., will be contained in the Prospectus/Proxy Statement to be filed pursuant to Rule 424(b) of the Securities Act of 1933 and relating to the registrant's registration statement on Form S-4 (File No. 333-15705), as amended, under the caption "PROPOSAL 2:
THE AGRITOPE STOCK PROPOSAL--Description of Medical Products Stock and Agritope Stock," which description shall be deemed to be incorporated herein by reference.

Item 2.     Exhibits.

            The exhibits to this registration statement are listed in the exhibit index immediately following the signature page.


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                                   SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    EPITOPE, INC.



                                    By  /s/ Gilbert N. Miller
                                      Gilbert N. Miller,
                                      Executive Vice President and
                                      Chief Financial Officer

Dated:      February 28, 1997.
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                                 EXHIBIT INDEX

Exhibit Number


     3.1 Proposed form of Restated Articles of Incorporation of the registrant, including amendments to be submitted to the registrant's shareholders for approval at the 1997 annual shareholders' meeting.

     3.2 Restated Bylaws of the registrant. Incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.


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